UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 7, 2007

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 7, 2007, Terex Corporation entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and UBS Securities LLC as representatives of the several underwriters named therein, with respect to the offer and sale of $800 million aggregate principal amount of 8.00% Senior Subordinated Notes due 2017 (the “Notes”), pursuant to post-effective amendment no. 1 to the Registration Statement on Form S-3, File No. 333-144796. The Underwriting Agreement contains customary representations and covenants and includes the terms and conditions of the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Certain of the underwriters, or their affiliates, are party to other agreements with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services in the ordinary course of business of the Company and its subsidiaries.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 1.1

Underwriting Agreement, dated November 7, 2007, among Terex Corporation and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and UBS Securities LLC, as representatives for the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2007

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel